Exhibit 5.1

June 12, 2025

DENTSPLY SIRONA Inc.

13320 Ballantyne Corporate Place

Charlotte, North Carolina 28277-3607

Ladies and Gentlemen:

We have acted as special counsel to DENTSPLY SIRONA Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company to the Underwriters (as defined below) pursuant to the Underwriting Agreement, dated June 5, 2025 (the “Underwriting Agreement”), between the Company and the Underwriters listed in Schedule II of the Underwriting Agreement (the “Underwriters”), pursuant to the Registration Statement on Form S-3ASR (File No. 333-286281) (the “Registration Statement”) of $550,000,000 in aggregate principal amount of the Company’s 8.375% Fixed-to-Fixed Rate Junior Subordinated Notes due 2055 (the “Notes”), issued under the Indenture dated as of May 26, 2020 (the “Base Indenture”), between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented by the second supplemental indenture, dated as of the date hereof (the “Supplemental Indenture,” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the base prospectus, dated March 31, 2025, included in the Registration Statement, but excluding the documents incorporated therein; (ii) the Preliminary Prospectus Supplement, dated June 3, 2025, as filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Act”), but excluding the documents incorporated by reference therein; (iii) the final term sheet, dated June 5, 2025, as filed with the Commission pursuant to Rule 433 under the Act; (iv) the Prospectus Supplement, dated June 5, 2025, as filed with the Commission pursuant to Rule 424(b)(2) under the Act, but excluding the documents incorporated by reference therein; (v) the Second Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Certificate of Incorporation”), as certified by the Secretary of State of Delaware as of the date hereof and further certified by the Secretary of the Company as being in full force and effect as of the date hereof with further modification or amendment, (vi) the Seventh Amended and Restated By-Laws of the Company (the “Bylaws”), (vii) the Indenture, (viii) certain resolutions of the Company’s Board of Directors adopted on February 26, 2025 relating to the issuance of the Notes, certified by the Secretary of the Company as being duly adopted by the Company’s Board of Directors and in full force and effect as of the date hereof without amendment or modification; (ix) a copy of the Global Notes (CUSIP 24906PAB5 / US24906PAB58) represented by Certificate Nos. R-1 and R-2, dated as of June 12, 2025; (x) an executed copy of the Underwriting Agreement (together with the Indenture, the “Transaction Documents”); (xi) such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and (xii) such other documents as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of the documents submitted to us as originals, the completeness and conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or electronic copies, including portable document files, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Indenture and the Notes are the valid and legally binding obligation of the Trustee. With respect to matters of fact relevant to our opinion as set forth below, we have relied upon certificates of officers of the Company, the truth and accuracy of representations made by the Company in documents examined by us, and the truth and accuracy of representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinion set forth below. In addition, we have assumed and not independently verified the accuracy as to factual matters of each document we have reviewed.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York (excluding those of counties, cities, municipalities and other local subdivisions), and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (without regard for decisional law), (all of the foregoing being referred to as “Applicable Law”). The opinion expressed herein is limited to the Applicable Law as in effect on the date hereof.

With respect to our opinions based on the DGCL, our examination has been limited to a review of the DGCL as reported in an official version of the State of Delaware statutory code available at https://delcode.delaware.gov. Our review of the Delaware laws referred to in this paragraph has been limited to review of statutory code provisions and has not included commentary, regulations, or case law. The individual lawyers within our firm who have devoted significant attention to the transactions contemplated by the Transaction Documents on behalf of the Opinion Parties are not members of the bar in Delaware and do not purport to be experts on the laws of the State of Delaware generally. With your permission such opinions are based solely upon such limited review.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion, the Notes, when duly executed, authenticated, issued, delivered and paid for in accordance with the terms of the Indenture and the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion stated herein is subject to the following qualifications:

(a) we express no opinion as to the creation, existence, attachment, perfection, priority or enforceability of any security interests or liens;

(b) we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, including, without limitation, New York Debtor and Creditor Law, and the opinion stated herein is limited by such laws, and also by general principles of equity and public policy, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is sought in equity or at law), by any statute, decision or rule of law prohibiting or limiting the exercise of simultaneous remedies, and by limitations or qualifications on the enforcement of certain rights, remedies, waivers and other provisions by the jurisdiction in which enforcement thereof is sought;

(c) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(e) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(f) we express no opinion as to the enforceability of any self-help or non-judicial remedies provided in the Notes or the Indenture to the extent inconsistent with, or not permitted by, Applicable Law;

(g) we express no opinion as to the enforceability of any provisions that purport to release, exculpate or exempt a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct;

(h) we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or state courts;

(i) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(j) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(k) we have assumed that the laws of the State of New York, which have been chosen to govern the Transaction Documents, is and will be a valid and legal provision;

(l) we have assumed that the Notes will be manually authenticated, signed or countersigned by duly authorized officers of the Trustee;

(m) to the extent that the opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinion stated herein is subject to the qualification that such enforceability may be subject to (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(n) enforceability may be limited to the extent that the remedies are sought by a party with respect to a breach that a court concludes is not material or does not adversely affect such party. Enforceability may also be limited by any unconscionable, inequitable, or unreasonable conduct on the part of such party seeking enforcement, defenses arising from such party’s failure to act in accordance with the terms and conditions of the Transaction Documents, defenses arising as a consequence of the passage of time, or defenses arising as a result of such party’s failure to act reasonably or in good faith or to comply with the terms of the Transaction Documents or comply with procedural requirements of the Applicable Law;

(o) we express no opinion as to the enforceability of any provisions of the Notes or the Indenture that entitle Trustee, as a matter of right, to the appointment of a receiver after the occurrence of a default;

(p) we express no opinion as to the validity, binding effect or enforceability of any provision that purports to create a guarantee by any party;

(q) we express no opinion as to the enforceability of any provision in the Notes or the Indenture specifying that provisions thereof may be waived or amended only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modified any provisions of such documents;

(r) we express no opinion as to the enforceability of any provision of the Notes or the Indenture (A) that purports to give any person or entity the power to accelerate obligations or to pursue any other remedy without any notice to the obligor or (B) that obligates any Opinion Party to pay costs, expenses or other amounts incurred by any agent or lender to the extent that such costs, expenses or amounts were not reasonably incurred or were not reasonable in amount;

(s) we express no opinion as to (i) the enforceability of any rights to specific performance contained in any Transaction Documents; (ii) the enforceability of any provisions that purport to make void any act done in contravention thereof; (iii) the enforceability of any provisions that purport to authorize a party to act in its sole discretion; (iv) the enforceability of any provisions stating that remedies are not exclusive or that Trustee has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; and (v) the enforceability of any provisions purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees;

(t) we express no opinion as to the enforceability of provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failure to perform;

(u) we express no opinion as to the validity, binding effect or enforceability of any provision that purports to create a trust, power of attorney, proxy or other fiduciary relationship;

(v) we express no opinion as to the enforceability of provisions relating to delay or omission of enforcement of rights or remedies, severance, marshaling of assets, rights of third parties, or prohibitions against transfer, alienation or hypothecation of property;

(w) we express no opinion on the enforceability of any provisions of the Transaction Documents requiring any party to waive the effect of applicable laws, constitutional or equitable rights, or any procedural, judicial, or substantive rights or defenses, such as rights to notice, right to a jury trial, statutes of limitation, appraisal or valuation rights, redemption rights, and marshaling of assets, or any provisions purporting to authorize or consent to a confessed judgment, or any provisions purporting to waive any right to consequential or other damages; and

(x) we express no opinion as to the validity, binding effect or enforceability of (i) any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (each, a “Waiver”) by the Company under any of the Transaction Documents insofar as it relates to causes or circumstances that would operate as a discharge or release of a defense available to the Company as a matter of law (including judicial and administrative decisions), except to the extent that such a Waiver is effective under and is not prohibited by, or void or invalid under applicable law (including judicial and administrative decisions); (ii) any provision of the Transaction Documents related to (w) forum selection or submission to jurisdiction (including without limitation, any waiver of any objection to venue in any court or any objection that a court is an inconvenient forum) to the extent that any relevant action or proceeding does not arise out of or relate to such Transaction Document, or other relevant parties have not agreed to submit to the jurisdiction of the stated forum and/or the governing law specified in the Transaction Documents was not chosen by the relevant parties as the governing law, (x) waivers of any rights to trial by jury or (y) consents to service of process; or (iii) any provision of the Transaction Documents that requires or relates to payment of late fees or charges, interest (or discount or equivalent amounts), liquidated damages, or any premium or “make whole” payment at a rate or in an amount, or exit fees or similar charges, after the maturity or after or upon acceleration of the respective liabilities evidenced or secured thereby, or after or during the continuance of any default, event of default or other circumstance, or upon prepayment, that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

In addition, in rendering the foregoing opinion we have assumed that:

(a) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (ii) contravenes or will contravene any judgment, order, writ, injunction or decree of any court, administrative agency or other governmental authority or determination or award of any arbitrator to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Applicable Law); and

(b) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction, except for the Registration Statement and any other filings under the Securities Act with respect thereto.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond that matters expressly stated herein. This opinion letter is provided to you as a legal opinion only and not as a guaranty or warranty with respect to the matters discussed herein and the documents referred to herein. The opinion expressed herein is as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur.

We hereby consent to the filing of a copy of this letter as an exhibit to the Company’s Current Report on Form 8-K to be filed on the date hereof, and to the use of our name in the Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ DLA Piper LLP (US)